Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Arabian American Development Company:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 18, 2013, related to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in Arabian American Development Company’s Annual Report on Form 10-K for the year ended December  31, 2012.

/s/ BKM Sowan Horan, LLP

Addison, Texas
May 8, 2013